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                                                                   Exhibits 24.2


                                POWER OF ATTORNEY



        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth F. Potashner and Terry N. Holdt, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Registration Statement on Form S-4 of SONICblue Incorporated (Registration No. 333-59258) (the "Registration Statement"), and any registration statement relating to the offering covered by such Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes may do or cause to be done by virtue hereof.

        This Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.



        Dated:  May 10, 2001
                                                 /s/ John J. Todd
                                      ------------------------------------------
                                                     John J. Todd
                                                Chief Financial Officer